CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statement on
Form S-8 of Genius Products, Inc. and Subsidiaries of our report dated April 6, 2000 on our audit of the financial statements of Genius Products, Inc. and Subsidiaries as of December 31, 1999 and for the year then ended.

                                        /s/ Cacciamatta Accountancy Corporation

                                            CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
May 16, 2000